Exhibit 10.43

SERVICES AGREEMENT

SERVICES AGREEMENT effective as of March 1, 2007 among Elixir Pharmaceuticals, Inc. (the “Company”), MPM Asset Management, LLC (“MPM”), and John McDonald (“Contractor”).

Recitals:

WHEREAS, the Company would like the Contractor to perform certain professional services for it;

WHEREAS, the Contractor is an employee of MPM; and

WHEREAS, MPM would like the Contractor to perform the services for the Company;.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Engagement. The Company hereby engages MPM to provide the services set forth in Section 2 hereof to the Company, and MPM hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2. Services. MPM (and specifically Contractor) will provide the services set forth on Exhibit A hereto (collectively, the “Services”). During the term of this Agreement, MPM will use commercially reasonable efforts to cause Contractor to perform the Services. Contractor shall devote at least that portion of his business time to the performance of the Services hereunder as specified on Exhibit A. Contractor shall render the Services in a manner that is consistent with the instructions of William Heiden of the Company; provided that MPM shall at all times have the sole right to control the manner of the performance of the Services rendered by Contractor hereunder.

3. Term. The term of MPM’s and Contractor’s engagement hereunder shall be deemed to have commenced on March 1, 2007, and shall continue (unless sooner terminated in accordance with Section 5) until either party gives to the other party at least 30 days’ prior written notice of the notifying party’s determination to terminate this Agreement, which notice shall specify the date of termination.

4. Compensation.

(a) Services Fee. In consideration of the Services to be performed hereunder, MPM shall be paid a services fee (the “Services Fee”) at the rate of $11,000 per month, payable monthly in arrears, beginning with the payment for the month of March 1, 2007. The Services Fee may be further adjusted from time to time by the written agreement of the Company and MPM, including without limitation as additional personnel and services are utilized from MPM. As additional consideration for the successful achievement of goals associated with providing the Services, MPM and Contractor shall be paid additional consideration as described in Exhibit B (“Additional Consideration”).

(b) Reimbursement of Expenses. The Company shall reimburse MPM for an amount equal to the expenses, consistent with MPM’s expense reimbursement policies, that are incurred in the performance of the Services by the Contractor.

(c) Entire Compensation. Notwithstanding anything to the contrary set forth herein, the compensation provided for in this Section 4 shall constitute full payment for the Services to be rendered by MPM and Contractor to the Company. The Company shall have no obligation to pay any compensation to Contractor, who shall receive all of his compensation from MPM pursuant to his employment relationship with MPM.

5. Termination.

(a) Termination. Each of the Company, MPM and Contractor may terminate this Agreement for any reason or for no reason upon 30 days prior written notice to the other party.

(b) Obligations upon Termination. In the event that the Company shall terminate this Agreement, the Company shall not have any further obligation or liability under this Agreement, except for the payment of any Services Fees and/or Additional Consideration accrued and any reimbursable expenses incurred by Contractor prior to termination. Upon any termination of this Agreement, Contractor shall immediately tender his written resignation from any office of the Company then held.

6. Non-Disclosure Agreements. Contractor has executed a Non-Disclosure, Inventions and Non-Solicitation Agreement with MPM (the “Confidentiality Agreement”) that MPM and Contractor believe protects the disclosure of confidential information of the Company. Contractor shall abide by the terms of the Confidentiality Agreement as it relates to confidential or proprietary information of the Company (including, without limitation, confidential or proprietary information of third parties that the Company is obligated to protect). MPM shall take all commercially reasonable actions necessary to ensure that each of its other employees, agents or affiliates who may perform the Services for or on behalf of the Company or may have any access to the Company’s confidential or proprietary information pursuant to this Agreement signs a Non-Disclosure, Inventions and Non-Solicitation Agreement substantially similar to the Confidentiality Agreement executed by Contractor.

7. Representations and Warranties.

(a) Representations of the Company. As an inducement to MPM and Contractor to enter into this Agreement, the Company represents and warrants to MPM and Contractor as follows:

(i) The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power to enter into this Agreement.

(ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will: (a) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or (b) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

(iii) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) Representations of Contractor. As an inducement to the Company to enter into this Agreement, Contractor represents and warrants to the Company that Contractor is not a party to or otherwise subject to any agreements or restrictions that would prohibit Contractor from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity. The parties to this Agreement acknowledge that Contractor’s services are provided in connection with Contractor’s employment relationship with MPM.

8. Survival of Representations, Warranties and Covenants. The provisions of Sections 5.6(b) and 6 hereof shall survive the termination of this Agreement.

9. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting and compensation arrangements among MPM, Contractor and the Company.

10. No Employment Relationship. The parties hereto acknowledge and agree that Contractor is an employee of MPM and not an employee of the Company, and nothing herein shall be construed to be inconsistent with this relationship or status. MPM shall have sole responsibility for the payment of all compensation due to Contractor and the withholding of all applicable federal, state or local taxes or contributions imposed under any unemployment insurance, social security, income tax or other tax law or regulation with respect to MPM’s or Contractor’s performance of Services hereunder.

11. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

12. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

13. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to conflicts of laws principles thereunder.

14. Assignment.

(a) By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

(b) By MPM or Contractor. This Agreement and the obligations created hereunder may not be assigned by MPM or Contractor and any such purported assignment shall be null and void ab initio.

15. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed facsimile; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Elixir Pharmaceuticals, Inc.

12 Emily Street

Cambridge, MA 02139

Attention: CEO

Facsimile: (617) 995-7050

If to MPM or Contractor:

MPM Asset Management LLC

200 Clarendon Street

Boston, Massachusetts 02116

Attention: John W. Vander Vort, General Partner and COO

Facsimile: (617) 425-9201

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

16. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

COMPANY
Elixir Pharmaceuticals, Inc.

By:	/s/ William K. Heiden
Name:	William K. Heiden
Title:	President & CEO
Date:	May 24, 2007

MPM ASSET MANAGEMENT LLC

By:	/s/ John W. Vander Vort
Name:	John W. Vander Vort
Title:	General Partner and Chief Operating Officer
Date:	May 7, 2007

CONTRACTOR
John McDonald

/s/ John McDonald
Date:	May 7, 2007

AMENDMENT NO.1 TO SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICES AGREEMENT is effective as of July 24, 2007 among Elixir Pharmaceuticals, Inc. (the “Company”), MPM Asset Management, LLC (“MPM”), and John McDonald (“Contractor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Services Agreement (as defined below).

Recitals:

WHEREAS, the Company, MPM and Contractor entered into that certain Services Agreement dated as of March 1, 2007 (the “Services Agreement”);

WHEREAS, Section 11 of the Services Agreement provides that any amendment to the Services Agreement shall be made in writing and signed by the Company, MPM and Contractor; and

WHEREAS, the Company, MPM and Contractor desire to amend the Services Agreement pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Exhibit A of the Services Agreement is hereby amended and restated to read in its entirety as follows:

“Contractor is engaged to provide senior business development services with respect to identifying, evaluating, pursuing and negotiating potential transactions (e.g., license, corporate equity investment, collaboration, corporate partnership, etc.) regarding the Company’s Ghrelin agonist and/or Sirtuin program.

Contractor shall devote 33-1/3% of his business time to fulfill his duties and responsibilities during the term of this Agreement. Contractor shall have no obligation to work any particular schedule.”

2. Exhibit B of the Services Agreement is hereby amended and restated to read in its entirety as follows:

“Additional consideration shall consist of:

Stock Options:

Stock options to Consultant covering 100,000 shares of Company Common Stock with an exercise price equal to the fair market value set by the Board at grant, which grant is intended to occur at the next Board meeting after the parties enter into this Agreement.

If a written term sheet with a corporate partner or licensee (including a binding option) regarding the Ghrelin agonist and/or Sirtuin program is executed by the Company and such corporate partner or licensee, stock options to Consultant covering an additional 25,000 shares of Company Common Stock with an exercise price equal to the fair market value set by the Board at grant, which grant is intended to occur at the next Board meeting after the parties enter into this Agreement.

If a transaction is completed with that corporate partner or licensee regarding the Ghrelin agonist and/or Sirtuin program (other than a term sheet)-, stock options to Consultant covering an additional 50,000 shares of Company Common Stock with an exercise price equal to the fair market value set by the Board at grant, which grant is intended to occur at the next Board meeting after the parties enter into this Agreement.

All options granted hereunder shall be fully vested upon issuance and exercisable for the maximum period allowed under the stock option plan from which they were granted.

Cash Bonus:

One percent (1%) of any Upfront Payments other than equity, to be paid to MPM. “Upfront Payments” shall mean cash payments made or to be made in connection with the execution of the agreement for a Ghrelin agonist and/or Sirtuin transaction and shall include any delayed signing payments as may be contemplated by certain transactions relating to the completion of certain experiments.

Cash equal to one percent (1%) of any premium associated with the purchase of equity of the Company, to be paid to MPM, defined as the price paid by a corporate partner above that paid by the most recent investors in the Series C round for preferred stock ($1.00 per share).

Cash equal to three quarters of one percent (0.75%) of any equity of the Company purchased by a corporate partner in connection with the execution of the agreement for the Ghrelin agonist and/or Sirtuin transaction for which the 1% above is not paid, to be paid to MPM.

Any such cash bonus shall be paid within two business days of receiving the funds from the corporate partner in such transaction.

Other:

All additional consideration described herein shall apply to any Ghrelin agonist and/or Sirtuin related transaction executed in accordance with the terms of the related term sheet thereto with that corporate partner or licensee; provided, however, that the grant of options on the first 100,000 shares shall not be dependent on executing such transaction in 2007.”

3. The Company, MPM and Contractor each agree that the Company and Contractor will amend that certain stock option agreement by and between the Company and Contractor in connection with and pursuant to the terms of the Services Agreement to reflect the terms set forth in this Amendment.

4. This Amendment shall take effect as of the date hereof. All other terms and provisions of the Services Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

5. If any provision of this Amendment shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Amendment, as the case may require, and this Amendment shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

6. This Amendment shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to conflicts of laws principles thereunder.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first above written.

COMPANY Elixir Pharmaceuticals, Inc.

By:	/s/ William K. Heiden
Name:	William K. Heiden
Title:	President & CEO
Date:	July 24, 2007

MPM ASSET MANAGEMENT LLC

By:	/s/ John W. Vander Vort
Name:	John W. Vander Vort
Title:	General Partner and Chief Operating Officer
Date:	July 24, 2007

CONTRACTOR John McDonald

/s/ John McDonald
Date:	July 24, 2007